CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 2004, relating to the financial statements and financial highlights appearing in the December 31, 2003 Annual Reports to Shareholders of Liberty Asset Allocation Fund, Variable Series (formerly Stein Roe Balanced Fund, Variable Series), Liberty Federal Securities Fund, Variable Series, Liberty Money Market Fund, Variable Series (formerly Stein Roe Money Market Fund, Variable Series), Liberty Small Company Growth Fund, Variable Series (formerly Stein Roe Small Company Growth Fund, Variable Series) and Stein Roe Growth Stock Fund, Variable Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 15, 2004